UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Cesca Therapeutics Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2016 (the “Original 8-K”) as set forth in this Current Report on Form 8-K/A (the “Amended 8-K”). The Original 8-K was filed to report, among other things, the purported removals of Mr. Craig W. Moore, Mr. Mark Bagnall and Mr. Robin Stracey from the Company’s Board of Directors (the “Board”), the purported appointment of Ms. Vivian Liu to the Board, the purported removal of Mr. Stracey as President and Chief Executive Officer of the Company and the purported appointment of Dr. Xiaochun Xu as the interim Chief Executive Officer of the Company. This Amended 8-K is being filed to confirm that the Company has concluded its evaluation of such actions and determined that all such actions rightfully occurred at the Board meeting on November 3, 2016 (the “Board Meeting”) as disclosed in the Original 8-K, to confirm that there is no disagreement between the Company and two of the Company’s stockholders, Boyalife Investment Inc. and Boyalife (Hong Kong) Limited (the “Boyalife Entities”) regarding any and all actions that occurred at the Board Meeting, and to disclose certain other matters agreed upon between the Company, on the one hand, and Messrs. Moore, Bagnall and Stracey, on the other hand, in connection with each of their respective removals. The information contained in this Amended 8-K amends and supersedes the information provided in the Original 8-K in all respects.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information disclosed in Item 5.02 of this Amended 8-K with respect to Mr. Stracey’s removal as President and Chief Executive Officer of the Company and the Severance Benefits (as defined below) payable under the Employment Agreement (as defined below), the Retention Agreement (as defined below) and the Executive Release (as defined below) is incorporated by reference into this Item 2.04.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

Removal and Appointment of Directors

At the Board Meeting, the Boyalife Entities, which collectively own greater than a majority of the outstanding shares of the Company’s common stock, served the Board with a written consent of a majority of the Company’s stockholders removing each of Mr. Moore, Mr. Bagnall and Mr. Stracey from the Board pursuant to the Company’s bylaws and Section 141(k) of the Delaware General Corporation Law.

Also at the Board Meeting, prior to the removal of each of Messrs. Moore, Bagnall and Stracey as directors, the Board appointed Mr. James Xu as a member of the Board, effective immediately, as a nominee of the Boyalife Entities pursuant to the terms of the Nomination and Voting Agreement dated February 13, 2016 by and among the Company and the Boyalife Entities (the “Voting Agreement”). Following the removal of each of Messrs. Moore, Bagnall and Stracey as directors and the appointment of Mr. James Xu to the Board, the Boyalife Entities, pursuant to the terms of the Voting Agreement, provided a written notice of appointment by which Ms. Vivian Liu was designated as appointee to the Board by the Boyalife Entities, and Ms. Liu was then appointed as a member of the Board, effective immediately. The terms of the Voting Agreement have been previously disclosed and described in the Company’s Current Reports on Form 8-K filed with the SEC on February 3, 2016 and February 13, 2016. Dr. Xiaochun Xu, one of the Company’s existing directors, is the Chairman of each of the Boyalife Entities.

Ms. Liu was affirmatively determined to be independent by a unanimous vote of the Board, including the Governance and Nominating Committee, in accordance with NASDAQ Rule 5605(a)(2), and was subsequently appointed to serve on the Audit Committee, Compensation Committee and Governance and Nominating Committee of the Board. Dr. Xiaochun Xu was also appointed to serve as Chairman of the Board.

Mr. Xu is a practicing attorney and licensed CPA in the State of Illinois with over 18 years of experience in corporate operation strategy and litigation, including patent prosecution and litigation, intellectual property licensing, corporate strategic taxation planning, corporate restructuring and mergers and acquisitions. Mr. Xu has been the General Counsel of the Boyalife Group since 2010. He received an MS in Electrical Engineering and an MBA from the University of Mississippi, a J.D. and LL.M. in Taxation from DePaul Law School, and an LL.M. in Intellectual Properties and an LL.M. in Information Technologies from John Marshall Law School. Mr. James Xu is also licensed by the U.S. Patent and Trademark Office.

Ms. Liu is currently a partner at OxOnc Development LP, and also a member of the board of directors at Innovus Pharmaceuticals, Inc., where she previously served as president and chief executive officer. Ms. Liu co-founded Apricus Biosciences, Inc., a NASDAQ traded company, and served in numerous capacities, including chairman of the board, chief executive officer and chief financial officer. Ms. Liu received her B.A. in International Relations from University of California, Berkeley in 1983 and her MPA in International Finance from University of Southern California in 1985.

Ms. Liu and Mr. James Xu will each receive an annual Board retainer of $35,000 paid quarterly, and will also receive a nonqualified stock option grant of 1,250 shares. The options have a seven year life and vest monthly over one year. Additionally, Ms. Liu will receive approximately $5,000 quarterly in committee fees.

Ms. Liu and Mr. James Xu have not previously held any positions with the Company, and neither of them have any family relationships with any director or executive officer of the Company or persons nominated or chosen by the Company to become directors or executive officers.

The Company is not aware of any transaction in which Ms. Liu or Mr. James Xu has an interest requiring disclosure under Item 404(a) of Regulation S-K, and there are no other arrangements or understandings between management, on the one hand, and Ms. Liu or Mr. James Xu, on the other hand, with respect to their respective appointments as directors other than their nomination by the Boyalife Entities pursuant to the Voting Agreement.

Each of Ms. Vivian Liu and Dr. Xiaochun Xu have also entered into the Company’s standard form of Indemnification Agreement pursuant to which the Company has agreed to indemnify each of Ms. Vivian Liu and Dr. Xiaochun Xu from certain liabilities they may incur as a result of serving in their capacities as directors of the Company. Mr. James Xu is also expected to enter into the Company's standard form of indemnification agreement. The form of Indemnification Agreement is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Removal and Appointment of Principal Executive Officer

Following the changes to the composition of the Board initiated by the Boyalife Entities described above, on November 3, 2016, the Board removed Mr. Stracey as President and Chief Executive Officer of the Company and terminated his employment, in each case without prior notice and without cause, and the Board appointed Dr. Xiaochun Xu as the interim Chief Executive Officer of the Company. In connection with Mr. Stracey’s termination as a director, President and Chief Executive Officer of the Company, he entered into a General Release and Waiver with the Company (the “Executive Release”), pursuant to which the Company, on the one hand, and Mr. Stracey, on the other hand, released each other from any and all claims and liabilities each may have against the other, subject to the terms thereof. The Executive Release will become effective upon the expiration of the seven (7)-day revocation period described therein, subject to the terms thereof.

Pursuant and subject to the terms of that certain Executive Employment Agreement dated June 9, 2015 by and between the Company and Mr. Stracey (the “Employment Agreement”), that certain Employee Retention Agreement dated July 26, 2016 by and between the Company and Mr. Stracey issued under the Short Term Plan which terms were disclosed in the 8-K filed on July 12, 2016 (the “Retention Agreement”) and the Executive Release, Mr. Stracey will receive certain severance and other benefits as a result of his removal as the Company’s President and Chief Executive Officer and termination of employment, in each case without cause, including: (i) a one-time lump sum cash payment of $1,530,000, which represents the sum of $850,000 for 24 months of his base salary in effect as of the termination date, $510,000 for two times his most recently established annual short term incentive target award, $85,000 for his earned pro rata share of his current short term incentive compensation and $85,000 for a retention payment upon termination without cause pursuant to the Retention Agreement, (ii) Company-paid COBRA premiums for continuation coverage for Mr. Stracey and his dependents under the Company’s medical and dental plans for a period of 24 months or until he obtains employment providing for medical and dental insurance, and (iii) accelerated vesting of Mr. Stracey’s unvested options to acquire 112,000 shares of the Company’s common stock and 79,720 unvested shares of restricted stock (collectively, the “Severance Benefits”). The terms of the Employment Agreement were previously disclosed and described in the Company’s Current Reports on Form 8-K filed with the SEC on June 15, 2015. The foregoing description of the Executive Release does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement
10.2	General Release of Waiver dated November 7, 2016 by and between Cesca Therapeutics, Inc. and Robin Stracey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc.
a Delaware Corporation

Dated: November [16], 2016	/s/ Mike Bruch
Mike Bruch, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Indemnification Agreement
10.2	General Release of Waiver executed November 14, 2016 by and between Cesca Therapeutics, Inc. and Robin Stracey